Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

AST SpaceMobile, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	Rules 457(o), 457(r)	1,862,741	96.92	$180,536,857.72	0.00013810	$24,932.14
	Total Offering Amounts					$180,536,857.72		$24,932.14
	Total Fees Previously Paid							$0.00
	Total Fees Offsets							-
	Net Fee Due							$24,932.14

(1)	The registration fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s Registration Statement on Form S-3 (File No. 333-281939), in accordance with Rules 456(b) and 457(r) under the Securities Act.